Exhibit 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
Main Fax +1 312 701 7711
January 20, 2011	www.mayerbrown.com

Isle of Capri Casinos, Inc.

600 Emerson Road, Suite 300

St. Louis, Missouri 63141

Re:                               Isle of Capri Casinos, Inc.

Registration Statement on Form S-3 (File No. 333-160526)

Ladies and Gentlemen:

We have acted as special counsel to Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 6,095,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), pursuant to a registration statement on Form S-3, File No. 333-160526 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 21, 2009 under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus supplement dated January 20, 2011 (the “Prospectus Supplement”) to the prospectus dated September 3, 2009 filed as part of the Registration Statement (the “Prospectus”).

The Common Stock is to be sold by the Company pursuant to an equity underwriting agreement dated January 19, 2011 (the “Underwriting Agreement”) by and between the Company and Deutsche Bank Securities Inc.

In rendering the opinions set forth below, we have examined and relied upon such copies of the Registration Statement, the Prospectus and the Prospectus Supplement, each as filed with the Commission.  We have also examined and relied upon the Underwriting Agreement, a specimen certificate evidencing the Common Stock, resolutions of the Company’s Board of Directors authorizing the issuance and sale of such Common Stock and related matters, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate.

We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with the opinion set forth below.

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Common Stock, when issued and sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. We express no opinion and make no representation with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement and to the use of our name therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement involved with the transactions contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement or the Underwriting Agreement.  We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP